Exhibit 32.1

CERTIFICATION

I, Patrick H. Gaines, President and Chief Executive Officer of LML Payment Systems Inc. (the “Corporation”) and I, Richard R. Schulz, Controller and Chief Accounting Officer of the Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	The Quarterly Report on Form 10Q of the Corporation for the period ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

/s/ Patrick H. Gaines	/s/ Richard R. Schulz

Patrick H. Gaines	Richard R. Schulz
Chief Executive Officer	Chief Accounting Officer
February 9, 2006	February 9, 2006

A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.